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                                                                 Exhibit 23(a)


                     CONSENT OF INDEPENDENT AUDITORS

	We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 1996 which appears in the annual report on Form 10-KSB of Alcohol Sensors International, Ltd. for each of the years ended December 31, 1995 and December 31, 1994 and for the period August 25, 1989 (inception) through December 31, 1995 and to the reference to our Firm under the caption "Experts" in the prospectus.

Richard A. Eisner & Company LLP

New York, New York
December 31, 1996